Exhibit 99.1

                          Albertsons Withdraws Guidance
         Withdrawal Due to Current Labor Dispute in Southern California

BOISE, Idaho, November 13, 2003 - Albertsons, Inc. (NYSE: ABS) announced today that it has withdrawn its fiscal year 2003 earnings guidance due to the magnitude and uncertain duration of the current labor dispute in Southern California. The Company is unable to provide revised guidance at this time.
     Third quarter earnings will be reported as scheduled on December 5th. Albertsons is one of the world's largest food and drug retailers, with annual revenues of approximately $36 billion. Based in Boise, Idaho, the Company employs more than 200,000 employees and operates approximately 2,300 retail stores in 31 states across the United States, under banners including Albertsons, Jewel-Osco, Acme, Albertsons-Osco, Albertsons-Sav-on, Sav-on Drugs, Osco Drug, Max Foods, and Super Saver.
     This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties and other factors, including, among others, those set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.